Exhibit 2.1
ARTICLES OF MERGER
MERGING
SCREW COMPRESSION SYSTEMS, INC.
INTO
NATURAL GAS SERVICES GROUP, INC.
     ARTICLES OF MERGER entered into this 25th day of June, 2007, by and between Natural Gas Services Group, Inc., a Colorado corporation, and Screw Compression Systems, Inc., a Texas corporation.
     THIS IS TO CERTIFY:
     FIRST: NATURAL GAS SERVICES GROUP, INC., a corporation incorporated under the Colorado Business Corporation Act on December 17, 1998 and existing under the laws of the State of Colorado (hereinafter sometimes referred to as the “Parent Corporation”), and Screw Compression Systems, Inc., a corporation incorporated under the Texas Business Corporations Act on December 5, 1997, and existing under the laws of the State of Texas (hereinafter sometimes referred to as the “Subsidiary Corporation”), agree that the Subsidiary Corporation shall be merged into the Parent Corporation. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger. In addition, the Plan of Merger, as required by Sections 7-111-104 and 7-111-103(7) of the Colorado Business Corporation Act, is set forth below and contained within these Articles of Merger.
     SECOND: The Parent Corporation shall survive the merger and continue under the name of “NATURAL GAS SERVICES GROUP, INC.”
     THIRD: The parties to the Articles of Merger are Parent Corporation and Subsidiary Corporation.
     FOURTH: No amendment is made to the Articles of Incorporation of Parent Corporation, the surviving corporation, as part of the merger.
     FIFTH: The total number of shares of stock of all classes that the Parent Corporation has authority to issue is 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. The total number of shares of stock of all classes that the Subsidiary Corporation has authority to issue is 200,000 shares of common stock (hereinafter referred to as the “Subsidiary Common Stock”).
     SIXTH: Immediately before the merger, 100% of the outstanding shares of each class of the Subsidiary Corporation were owned by the Parent Corporation.
     SEVENTH: All issued shares of the Subsidiary Common Stock which are owned by the Parent Corporation, and all shares of the Subsidiary Common Stock held in its treasury on the date of the merger shall be cancelled without consideration on the effective date of the merger.

     EIGHTH: The principal office of the Subsidiary Corporation is located at 5725 Bird Creek Avenue, Catoosa, Oklahoma.
     NINTH: The name and address of the registered agent of the Parent Corporation in Colorado, the State of its incorporation, service of process upon whom shall bind such corporation in any action, suit or proceeding pending at the time of filing these Articles of Merger or thereafter instituted or filed against it are: David A. Thayer, 1099 18th Street, Suite 2150, Denver, Colorado 80202.
     TENTH: These Articles of Merger and the merger were not required to be approved by either the shareholder of the Subsidiary Corporation or the shareholders of the Parent Corporation.
     ELEVENTH: These Articles of Merger and the merger to be effected hereby were duly advised, authorized and approved by resolution adopted by a majority vote of the entire board of directors of the Parent Corporation on June 19, 2007, a copy of which is included herewith. Thus, the merger was authorized and approved by the Parent Corporation in the manner and by the vote required by the laws of the States of Colorado and Texas and by the Articles of Incorporation and Bylaws of said corporation. The approval of the Articles of Merger was duly authorized by all action required by the laws under which Parent Corporation was incorporated or organized and by its constituent documents.
     TWELFTH: The effective date of this merger shall be on June 30, 2007, and such effective date complies with Section 7-111-104(5) of the Colorado Business Corporation Act.
     THIRTEENTH: The (a) name and (b) mailing address of the individual who caused this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, is: Stephen C. Taylor, President and CEO, Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706.
     FOURTEENTH: Parent Corporation will be responsible for the payment of all fees and franchise taxes of the Subsidiary Corporation and Parent Corporation will be obligated to pay such fees and franchise taxes if the same are not timely paid.
[Signature on Following Page]

     IN WITNESS WHEREOF, NATURAL GAS SERVICES GROUP, INC. has caused these Articles of Merger to be signed in its name and on its behalf by its president and witnessed or attested by its secretary as of the 25th day of June, 2007.

ATTEST:		NATURAL GAS SERVICES GROUP, INC.

By:	/s/ Earl R. Wait	By:	/s/ Stephen C. Taylor

	Earl R. Wait Secretary		Stephen C. Taylor President and CEO

UNANIMOUS WRITTEN CONSENT OF DIRECTORS
OF NATURAL GAS SERVICES GROUP, INC.
The undersigned, being all of the Directors of Natural Gas Services Group, Inc. (the “Company”), and being entitled to vote upon the resolutions hereinafter set forth, do hereby consent that the resolutions set forth below are deemed to be adopted to the same extent and to have the same force and effect as if adopted by unanimous consent in a formal meeting of the Board of Directors of the Company duly called and held for the purpose of acting upon a proposal to adopt such resolutions:
WHEREAS, the Company’s management has proposed that effective June 30, 2007, Screw Compression Systems, Inc., a Texas corporation and a wholly-owned subsidiary of the Company (“Screw Compression Systems”), be merged into the Company to consolidate the internal controls of the Company and Screw Compression Systems and simplify the monitoring of such controls and to unify the workforces of the Company and Screw Compression Systems under one common entity.
WHERAS, it is also proposed that upon consummation of the above-described merger Paul D. Hensley, the current President of Screw Compressions Systems, be elected to serve as the Senior Vice President of the Company.
BE IT RESOLVED, that effective as of June 30, 2007, the Company cause Screw Compression Systems to merge (the “Merger”) into the Company and cause all of the issued shares of common stock of Screw Compression Systems that are owned by the Company, and all shares of common stock of Screw Compression Systems held in its treasury, if any, to be cancelled without consideration on the effective date of the Merger;
RESOLVED, that effective as of June 30, 2007, the following individual be, and he hereby is, elected to the office set forth opposite his name to serve the Company until his successor is duly elected and qualified:
Paul D. Hensley          Senior Vice President
BE IT RESOLVED, that the appropriate officers of this Company be, and they hereby are, authorized, empowered and directed, for and in the name and on behalf of this Company, to execute all articles or plans of merger, instruments, documents, and certificates and take all such further action in connection with the resolutions hereinabove adopted as they may deem necessary, advisable or proper to effectuate the intent and purposes of these resolutions;
RESOLVED FURTHER, that any and all actions heretofore taken by any officer of this Company in connection with the subject matter of any of the foregoing resolutions be, and they hereby are, approved, confirmed and ratified in all respects; and
RESOLVED FURTHER, that this Unanimous Written Consent of the Directors of this Company may be executed in multiple counterparts,

each of which shall constitute an original but all in the aggregate to constitute one and the same.
EXECUTED the 19th day of June, 2007.

/s/ Stephen C. Taylor
Stephen C. Taylor

/s/ Richard L. Yadon
Richard L. Yadon

/s/ William F. Hughes, Jr.
William F. Hughes, Jr.

/s/ Charles G. Curtis
Charles G. Curtis

/s/ Gene A. Strasheim
Gene A. Strasheim

/s/ Paul D. Hensley
Paul D. Hensley

/s/ Alan A. Baker
Alan A. Baker

/s/ John W. Chisholm
John W. Chisholm

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